As filed with the Securities and Exchange Commission on May 7, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LANNETT COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-0787699 (I.R.S. Employer Identification Number)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Timothy C. Crew

Chief Executive Officer

Lannett Company, Inc.

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley S. Rodos, Esq.

Fox Rothschild LLP

2000 Market Street, 20th Floor

Philadelphia, PA 19103

(215) 299-2180

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement as determined by the selling stockholders.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	8,280,000	$4.48	$37,094,400	$4,047.00

(1)	Consists of shares of common stock that may be issued upon the exercise of warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares that may be offered and sold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sale prices of the registrant’s shares of common stock on May 3, 2021, as reported on the New York Stock Exchange.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, MAY 7, 2021

PROSPECTUS

8,280,000 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to an aggregate of 8,280,000 shares of common stock, par value $0.001 per share, of Lannett Company, Inc. by the selling stockholders named in this prospectus, including their respective transferees, assignees or other successors-in-interest. All of these shares of common stock are underlying warrants that we issued to the selling stockholders in a private placement at an exercise price of $6.88 per share pursuant to an amended and restated exchange agreement, dated April 8, 2021, that we entered into with the selling stockholders (or their affiliates) in their capacities as holders of senior secured term loans under our existing senior secured credit facility.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from sales of the shares offered by the selling stockholders, although we will incur expenses in connection with the offering. The registration of the resale of the shares of common stock covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. The timing and amount of any sales are within the sole discretion of the selling stockholders.

The shares of common stock offered under this prospectus may be sold by the selling stockholders through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. For more information on the times and manner in which the selling stockholders may sell the shares of common stock under this prospectus, please see the section entitled “Plan of Distribution,” beginning on page 16 of this prospectus.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “LCI.” On May 3, 2021, the last reported sales price for our common stock was $4.57 per share.

Investing in our shares of common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2021

We are responsible for the information contained and incorporated by reference in this prospectus and any accompanying prospectus supplement we prepare or authorize. Neither we nor the selling stockholders, as defined below, have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any accompanying prospectus supplement, including the documents incorporated by reference herein or therein, before making your investment decision.

For investors outside the United States: we have not, and the selling stockholders have not, taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the common stock and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), under the Securities Act of 1933, as amended (“Securities Act”). Under this registration process, the selling stockholders named in this prospectus may offer or sell shares of our common stock in one or more offerings from time to time. Each time the selling stockholders named in this prospectus (or in any supplement to this prospectus) sells shares of our common stock under the registration statement of which this prospectus is a part, such selling stockholders must provide a copy of this prospectus and any applicable prospectus supplement, to a potential purchaser, as required by law.

In certain circumstances we may provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on page 18 of this prospectus.

Neither we, nor the selling stockholders, have authorized any other person to provide you with information other than the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any of the selling stockholders will make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, see “Risk Factors” beginning on page 8 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements” beginning on page 6 of this prospectus.

Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Unless the context otherwise indicates, the terms “Lannett,” “Company,” “we,” “us,” and “our” as used in this prospectus refer to Lannett Company, Inc. and our subsidiaries, and the term “common stock” refers to our common stock, par value $0.001 per share. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus, including risk factors, see “Risk Factors” beginning on page 8 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference, and our most recent consolidated financial statements and related notes.

About Lannett Company, Inc.

We primarily develop, manufacture, package, market and distribute solid oral and extended release (tablets and capsules), topical, nasal and oral solution finished dosage forms of drugs that address a wide range of therapeutic areas. Certain of these products are manufactured by others and distributed by the Company.

We operate pharmaceutical manufacturing plants in Carmel, New York and Seymour, Indiana. Our customers include generic pharmaceutical distributors, drug wholesalers, chain drug stores, private label distributors, mail-order pharmacies, other pharmaceutical manufacturers, managed care organizations, hospital buying groups, governmental entities and health maintenance organizations.

We were incorporated in 1942 under the laws of the Commonwealth of Pennsylvania, and reincorporated in 1991 as a Delaware corporation. Our executive offices are located at 9000 State Road, Philadelphia, Pennsylvania 19136. Our telephone number is (215) 333-9000. We maintain a website at www.lannett.com. We make available on or through our website our current and periodic reports, including any amendments to those reports, that are filed with the SEC in accordance with the Exchange Act. These reports include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports. This information is available on our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The contents of our website are not incorporated by reference into this prospectus and shall not be deemed “filed” under the Exchange Act.

Our Recent Private Placement

On April 8, 2021, we entered into an Amended and Restated Exchange Agreement (the “Exchange Agreement”) with the selling stockholders (or their affiliates) in their capacity as holders of senior secured term loans under our existing senior secured credit facility. Pursuant to the terms of the Exchange Agreement, the selling stockholders (or their affiliates) agreed to exchange approximately $183.77 million of existing senior secured term loans for second lien loans and certain selling stockholders agreed to fund approximately $6.23 million of additional second lien loans, under a new $190 million second lien term loan credit facility (“Second Lien Credit Facility”) entered into between the Company and the selling stockholders (or their affiliates). In connection with the Second Lien Credit Facility, we issued to the selling stockholders warrants to purchase an aggregate of 8,280,000 shares of our common stock (the “Warrants”) at an exercise price of $6.88 per share. The Warrants have a term of 8 years and contain certain limitations that prevent each holder from acquiring shares upon exercise of a Warrant that would result in the number of shares beneficially owned by the holder, its affiliates and any “group” of which such holder is a member to exceed 4.985% of the total number of shares of common stock then issued and outstanding. The Warrants provide that if we fail to (i) deliver shares upon exercise, (ii) remove the Securities Act legend when required or (iii) register the underlying shares when required, we must pay the holders at a rate equal to 15% per year, or 12% per year in certain circumstances (or, in each case, the maximum rate permitted by applicable law, whichever is less) of the Black-Scholes value of the remaining unexercised portion of the Warrant until such event is cured, which amounts may be paid in cash or additional shares of common stock. In connection with certain Major Transactions (as defined in the Warrants), including certain changes of control of the Company or the sale of more than 50% of the Company’s assets, the holders may have the option to receive, in exchange for Warrants, an amount of cash or a number of shares of common stock (the form of such payment depending upon the form of consideration paid to stockholders in such transaction) equal to the Black-Scholes value of the Warrants, as calculated pursuant to the terms of the Warrants.

We entered into a Registration Rights Agreement with the selling stockholders (or their affiliates) (the “Registration Rights Agreement”) obligating the Company to register for resale the shares of common stock issuable upon the exercise of the Warrants on a registration statement on Form S-3 (or if Form S-3 is not then available, such other form of registration statement as is then available) to be filed with the Securities and Exchange Commission within 35 days of the issuance of the Warrants. The registration statement of which this prospectus is a part has been filed to satisfy this obligation. Under the terms of the Registration Rights Agreement, we agreed to use our reasonable best efforts to cause this registration statement to be declared effective by the SEC within 90 calendar days after the date of the initial filing of this registration statement. If we fail to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, we will be required to pay liquidated damages to the selling stockholders. We also agreed, among other things, to indemnify the selling stockholders from certain liabilities and to pay all fees and expenses incident to our performance of or compliance with the Registration Rights Agreement.

The Offering

Common stock to be offered by the selling stockholders:	Up to 8,280,000 shares

Common stock to be outstanding after the offering:	49,726,013 shares (based on 41,446,013 shares outstanding as of April 30, 2021 and assuming the exercise of the Warrants)

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering. See “Use of Proceeds” beginning on page 9 of this prospectus.

Risk factors:	You should read the “Risk Factors” beginning on page 8 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference in this prospectus, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Stock exchange listing:	Our common stock is listed on the New York Stock Exchange under the symbol “LCI.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements.” Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “continue” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements.

Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to:

•	the potential impact of the current and ongoing coronavirus (COVID-19) pandemic;

•	our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies;

•	express or implied assumptions about government regulatory action or inaction;

•	anticipated product approvals and launches;

•	business initiatives and product development activities;

•	assessments related to clinical trial results;

•	product performance and competitive environment;

•	anticipated financial performance;

•	integration of acquisitions;

•	uncertainties related to a variety of market risks, political and economic uncertainties;

•	loss of market share or key clients to our competitors in the highly competitive industries in which we operate;

•	losing certain customers;

•	labor shortages or increases in the cost of labor that may materially affect our financial performance;

•	failure to manage our growth effectively;

•	loss of our senior management or other key employees;

•	difficulty collecting receivables from customers that are subject to protection under bankruptcy or insolvency laws, are otherwise experiencing financial difficulties or dispute the amount owed to us;

•	litigation that negatively impacts our earnings and financial condition;

•	environmental compliance costs and liabilities;

•	inadequate protection or enforcement of our intellectual property rights;

•	interruption to systems and information technology that could adversely impact our ability to operate;

•	changes in legislative, regulatory and legal developments involving our business;

•	government and customer allegations related to pricing and other business practices in the generic pharmaceutical industry;

•	our substantial indebtedness and our ability to incur substantially more indebtedness;

•	our ability to generate the significant amount of cash needed to service our indebtedness;

•	increases in interest rates; and

•	risks related to other factors discussed in the offering circular, including those described in the section entitled “Risk Factors” as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which is incorporated herein by reference in its entirety, any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference, as well as those risk factors described in any applicable prospectus supplement. If any of the risks or uncertainties described in those risk factors actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations and prospects and could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of our common stock described in the section entitled “Selling Stockholders,” beginning on page 13 of this prospectus, to resell such shares. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares by the selling stockholders. We will receive proceeds from any cash exercise of the Warrants, which will be used for working capital and general corporate purposes. The Warrants may also be exercised on a cashless basis subject to the terms set forth in the Warrants, including by net exercise or through a reduction of an amount of principal outstanding under the Second Lien Credit Facility. If any of the Warrants are exercised on a cashless basis, including by net exercise or through a reduction of an amount of principal outstanding under the Second Lien Credit Facility, we would not receive any cash payment from the applicable selling stockholder upon any such exercise of the Warrants.

We will bear all expenses incurred in connection with the performance of our obligations under the Registration Rights Agreement and will reimburse the selling stockholders for the reasonable fees and disbursements of one firm or counsel to act as counsel for the selling stockholders in connection with this offering.

DESCRIPTION OF SECURITIES TO BE OFFERED

The following description of the general terms and provisions of our common stock is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our certificate of incorporation and our bylaws. Our certificate of incorporation and our bylaws have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part and you should read each for provisions that may be important to you.

General

We have authority to issue 100,000,000 shares of common stock, $0.001 par value per share. As of April 30, 2021, we had 41,446,013 shares of common stock issued and outstanding. We do not have any preferred stock authorized or issued.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights.

Dividends

Holders of shares of our common stock are entitled to dividends as and when declared by our board of directors from funds legally available therefore, and upon our liquidation, dissolution or winding-up are entitled to share ratably in all assets remaining after payment of liabilities. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. In addition, our ability to pay dividends is limited by the terms of our outstanding first lien notes, asset-based revolving credit facility and second lien credit facility. It is our present policy to retain earnings, if any, for use in the development of our business.

Liquidation

Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock.

Rights and Preferences

Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Certificate of Incorporation and Bylaw Provisions

See “Certain Provisions of Charter and Bylaws” for a description of provisions of our certificate of incorporation and bylaws that may have the effect of delaying changes in our control or management.

Stock Exchange Listing

Our common stock is listed and traded on the New York Stock Exchange under the symbol “LCI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., 250 Royall St, Canton, Massachusetts 02021.

CERTAIN PROVISIONS OF CHARTER AND BYLAWS

Our certificate of incorporation, bylaws and Delaware law contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us.

However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Election and Removal of Directors.    Our bylaws require that directors may be removed without cause only with the approval of the stockholders holding a majority of the shares outstanding entitled to vote in the election of directors. Any director may be removed for cause by a vote of 80% of the other directors. Any vacancy on our board of directors, including vacancies resulting from increasing the size of our board of directors, may be filled by a majority of the remaining directors in office. The foregoing provisions could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult by limiting the methods available for removing directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals.    Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to influence or obtain control of the Company.

No Cumulative Voting.    Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Exclusive Forum.    Our bylaws provide that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company's stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the Delaware General Corporation Law (the "DGCL"), or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants in such action. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.

Limitations on Liability.    In accordance with the DGCL, our certificate of incorporation expressly provides that our directors are not liable to us or to our stockholders for monetary damages for breach(es) of fiduciary duty as a director except to the extent otherwise provided by applicable law. Under the DGCL, a director's liability may not be eliminated:

•	for any breach(es) of the director's duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

The effect of the provisions of our certificate of incorporation is generally to eliminate our right and the rights of our stockholders to recover monetary damages against a director for his breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent conduct). These provisions do not limit or eliminate our right or the right of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL.

The foregoing limitation on liability and indemnification may impede a change of control event to the extent that a hostile acquirer seeks to litigate its contest for control with our directors and officers.

SELLING STOCKHOLDERS

The shares of our common stock offered under this prospectus may be offered from time to time by the selling stockholders named below or by any of their respective transferees, assignees or other successors-in-interest. As used in this prospectus, the term “selling stockholders” includes the selling stockholders identified below and any transferees, assignees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer. The selling stockholders named below acquired the shares of our common stock being offered under this prospectus directly from us. We issued the shares to the selling stockholders in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

The following table sets forth as of April 30, 2021: (1) the name of each selling stockholder for whom we are registering shares of our common stock under the registration statement of which this prospectus is a part, (2) the number of shares of our common stock beneficially owned by each of the selling stockholders prior to the offering, determined in accordance with Rule 13d-3 under the Exchange Act, (3) the number of shares of our common stock that may be offered by each selling stockholder under this prospectus and (4) the number of shares of our common stock to be owned by each selling stockholder after completion of this offering. We will not receive any of the proceeds from the sale of the shares of our common stock offered under this prospectus. The amounts and information set forth below are based upon information provided to us by the selling stockholders or their representatives, or on our records, as of April 30, 2021. The percentage of beneficial ownership for the following table is based on 41,446,013 shares of our common stock outstanding as of April 30, 2021.

To our knowledge, except as indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all shares of our common stock shown in the table to be beneficially owned by such stockholder. Except as described below, none of the selling stockholders has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers, if any, purchased the shares of our common stock outside the ordinary course of business or, at the time of their acquisition of such shares, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

	Shares Beneficially Owned Prior to the Offering(1)		Number of Shares Being	Shares Beneficially Owned After Completion of the Offering
Name of Selling Stockholder	Number	Percentage	Offered(1)	Number	Percentage
Deerfield Partners, L.P. (2)	3,386,325	7.55%	3,386,325	0	0.00%
Deerfield Private Design Fund III, L.P.(3)	2,714,728	6.15%	2,714,728	0	0.00%
Beach Point Sangamon LP.(4)	227,711	*	227,711	0	0.00%
Beach Point SCF Multi-Port LP(4)	203,960	*	203,960	0	0.00%
Beach Point Select Fund LP(4)	195,961	*	195,961	0	0.00%
Beach Point Multi-Asset Credit Fund Ltd.(4)	185,342	*	185,342	0	0.00%
Beach Point Total Return Master Fund, L.P.(4)	153,453	*	153,453	0	0.00%
Associated British Foods Pension Scheme(4)	145,748	*	145,748	0	0.00%
Lloyds Bank Pension Scheme No. 1(4)	145,106	*	145,106	0	0.00%
Beach Point SCF X LP(4)	124,440	*	124,440	0	0.00%
Beach Point SCF I LP(4)	114,715	*	114,715	0	0.00%
HBOS Final Salary Pension Scheme(4)	106,582	*	106,582	0	0.00%
Pacific Coast Investment Fund LLC(4)	102,516	*	102,516	0	0.00%
Mercer QIF Fund PLC – Mercer Investment Fund 1(5)	82,398	*	82,398	0	0.00%
Beach Point SCF 0166 LP (4)	75,121	*	75,121	0	0.00%
Beach Point SCF IV LLC(4)	68,058	*	68,058	0	0.00%
Lloyds Bank Pension Scheme No. 2(4)	63,136	*	63,136	0	0.00%
Beach Point Multi-Strategy Credit Master Fund, L.P.(4)	61,210	*	61,210	0	0.00%
Beach Point Strategic Master Fund, L.P.(4)	44,516	*	44,516	0	0.00%
Royal Mail Pension Plan(4)	43,018	*	43,018	0	0.00%
Beach Point IPA-OC LP(4)	18,406	*	18,406	0	0.00%
Royal Mail Pension Plan (RMG Section)(Re: DBCB)(4)	17,550	*	17,550	0	0.00%
Total	8,280,000		8,280,000

*            Less than 1%

(1)	The number of shares consists of shares of our common stock issuable upon exercise of the Warrants. While the total number of shares of our common stock issuable upon exercise of the Warrants is being registered under the registration statement of which this prospectus forms a part, pursuant to the terms of the Warrants, the selling stockholder is not permitted to exercise such Warrant to the extent that such exercise would result in the selling stockholder and its affiliates and any other persons or entities whose beneficial ownership of our common stock would be aggregated with such selling stockholder for purposes of Section 13(d) of the Exchange Act, beneficially owning more than 4.985% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such Warrants. For purposes of the 4.985% beneficial ownership exercise restriction, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulation promulgated thereunder.

(2)	Unless otherwise indicated, the business address of Deerfield Partners, L.P. is: c/o Deerfield Management Company, L.P., 345 Park Avenue South, 12th Floor, New York, NY 10010. Deerfield Mgmt, L.P. is the general partner of Deerfield Partners, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Partners, L.P. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. Each of Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the shares of common stock of the Company beneficially owned by Deerfield Partners, L.P.

(3)	Unless otherwise indicated, the business address of Deerfield Private Design Fund III, L.P. is: c/o Deerfield Management Company, L.P., 345 Park Avenue South, 12th Floor, New York, NY 10010. Deerfield Mgmt III, L.P. is the general partner of Deerfield Private Design Fund III, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Private Design Fund III, L.P. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt III, L.P. and Deerfield Management Company, L.P. Each of Deerfield Mgmt III, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the shares of common stock of the Company beneficially owned by Deerfield Private Design Fund III, L.P.

(4)	The business address of each of these funds (collectively, the “Managed Funds”) is c/o Beach Point Capital Management LP, 1620 26th Street, Suite 6000N, Santa Monica, CA 90404. Beach Point Capital Management LP (“BPCM”), the investment manager to the Managed Funds, has investment discretion and voting power over the Warrants and the shares of our common stock issuable upon exercise of the Warrants owned or to be owned by the Managed Funds and may be deemed to beneficially own such Warrants and shares of our common stock issuable upon exercise of the Warrants. Notwithstanding the foregoing, BPCM disclaims beneficial ownership of all Warrants held by the Managed Funds and shares of our common stock to be held upon exercise of the Warrants.

(5)	The business address of this fund is c/o Beach Point Capital Management LP, 1620 26th Street, Suite 6000N, Santa Monica, CA 90404. BPCM, the sub-investment manager to this fund, has investment discretion and voting power over the Warrants and the shares of our common stock issuable upon exercise of the Warrants owned or to be owned by this Fund and may be deemed to beneficially own such Warrants and shares of our common stock issuable upon exercise of the Warrants. Notwithstanding the foregoing, BPCM disclaims beneficial ownership of all Warrants held by this fund and all shares of our common stock to be held upon exercise of the Warrants.

Material Relationships Between the Selling Stockholders and Lannett

On April 22, 2021, the Company entered into the Second Lien Credit Facility with the selling stockholders (or their affiliates), as lenders, pursuant to which the selling stockholders made available to the Company a second lien term loan credit facility in an aggregate principal amount of $190.0 million. A portion of the Second Lien Credit Facility was funded by the exchange by the selling stockholders of certain of the Company’s existing senior secured term loans under the Existing Credit Facility for second lien term loans under the Second Lien Credit Facility. The final maturity of the Second Lien Credit Facility is July 21, 2026. Voluntary prepayments of borrowings under the Second Lien Credit Facility are permitted, subject to a prepayment premium of 3% of the outstanding principal amount thereof up to a maximum of $5.70 million (the “Call Premium”). The Company may be required to repay certain amounts of the Second Lien Credit Facility in connection with a change of control, the exercise of certain of the Warrants issued by the Company in favor of the selling stockholders, certain asset sales and the issuance of certain debt obligations.

Loans under the Second Lien Credit Facility bear interest at a rate of (a) from the closing date until the one year anniversary of the closing date, 10.0% paid in kind (any paid-in-kind interest, “PIK Interest”) and (b) thereafter, 5.0% paid in cash and 5.0% PIK Interest. The Company may elect to pay any amount of PIK Interest as cash interest.

The obligations under the Second Lien Credit Facility are guaranteed by all of the Company’s existing and future subsidiaries, subject to certain exceptions (collectively, the “Subsidiary Guarantors”), and such obligations and the obligations of the Subsidiary Guarantors are secured by a security interest in substantially all of the present and after-acquired tangible and intangible assets of the Company and each Subsidiary Guarantor, including (i) all of the equity interests of each direct subsidiary of the Company and of each Subsidiary Guarantor (but in no event more than 65% of the equity interests of the Company’s existing foreign subsidiary), (ii) substantially all accounts, chattel paper, cash, commercial tort claims, deposit accounts, documents, equipment, goods, general intangibles, instruments, inventory, investment property, intellectual property, letter-of-credit rights, material fee-owned real property, securities accounts, and books and records pertaining to the foregoing, and (iii) all proceeds and products of the property and assets described in clauses (i) and (ii) above; in each case to the extent permitted by applicable law and subject to certain exceptions and subject to the priority of liens among the Company’s obligations pursuant to its asset-based revolving credit facility and the indenture governing its outstanding first lien notes.

The Second Lien Credit Facility contains customary representations and warranties and customary affirmative covenants and negative covenants. The negative covenants include restrictions on, among other things, in each case subject to customary exceptions: the incurrence of additional indebtedness; the incurrence of additional liens; dividends or other distributions on equity; the purchase, redemption or retirement of capital stock; the payment or redemption of certain indebtedness; loans, guarantees and other investments; entering into other agreements that create restrictions on the ability to pay dividends or make other distributions on equity or create or incur certain liens; asset sales; consolidations or mergers; amendment of documents governing certain other indebtedness; and affiliate transactions. The Second Lien Credit Facility contains a covenant requiring the Company to maintain at least $5 million in a deposit account subject at all times to control by the second lien collateral agent, and minimum liquidity of $15 million as of the last day of each month.

The Second Lien Credit Facility contains customary events of default, including: nonpayment of principal, interest or other amounts; inaccuracy of representations or warranties in any material respect; violation of covenants; cross-default and cross-acceleration to other material debt; cross-default to the Warrants issued by the Company in favor of the selling stockholders, as second lien lenders; bankruptcy or insolvency events; certain ERISA events; certain material judgments; invalidity of guarantees and certain other loan documents or security interests; and a change of control; in each case subject to customary exceptions, thresholds, and notice and grace period provisions.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective transferees, assignees or other successors-in-interest may, from time to time, sell any or all of their respective shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. See “Selling Stockholders” on page 13 of this prospectus. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, at fixed prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	an exchange or market distribution in accordance with the rules of the New York Stock Exchange;

•	privately negotiated transactions;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	transactions in which a broker-dealer solicits purchasers on a best-efforts basis;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the writing of options, convertible securities or other contracts or agreements to be satisfied by the delivery of shares of common stock;

•	through short sales;

•	through the lending of such shares;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through the distribution of such shares by any selling stockholder to its stockholders;

•	directly to one or more purchasers;

•	through agents;

•	“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders also may sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In connection with sales of shares of our common stock under this prospectus, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of shares of our common stock, short and deliver such shares to close out such short positions, or loan or pledge the shares to broker-dealers that may in turn sell such shares. The selling stockholder may also sell shares short and deliver these shares to close out its short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities.

The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus or an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus, as appropriate.

The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale. In connection with sales of the shares of our common stock offered hereby or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock offered hereby in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock offered hereby short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock offered hereby to broker-dealers that in turn may sell such shares.

Any broker-dealers or agents that execute sales of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such case, any profits realized by such broker-dealer or agents on the resale of the shares of our common stock received by them and the compensation of any broker-dealer or agent may be deemed to be underwriting discounts and commissions. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, exceed the amount permitted by applicable regulations.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and satisfied.

The selling stockholders have informed us that none of them has any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock. If any selling stockholder notifies us that an arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus is a part.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to use our best efforts to keep the registration statement of which this prospectus is a part continuously effective, supplemented and amended as required by the Securities Act, in order to permit this prospectus to be usable by the selling stockholders for a period from the date the registration statement becomes effective to, and including, the date upon which no registrable securities are outstanding and constitute “restricted securities” (as defined in Rule 144 under the Securities Act).

We have agreed to bear all of the expenses incurred in connection with the registration of these shares, including the fees and expenses of counsel to the selling stockholders up to $25,000 per registration. The selling stockholders will be required to bear the expenses of any underwriting discounts, fees, selling commissions and transfer taxes incurred for the sale of shares of our common stock.

We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with the selling stockholders to indemnification by the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on the selling stockholders’ behalf.

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus has been passed upon for us by Fox Rothschild LLP.

EXPERTS

The audited consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC, which are available to the public at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2020;

•	our Quarterly Reports on Form 10-Q filed on November 5, 2020, February 4, 2021 and May 6, 2021.

•	our Current Report on Form 8-K filed on July 14, 2020, August 17, 2020, August 28, 2020, November 12, 2020, December 10, 2020, December 29, 2020, January 14, 2021, January 28, 2021, February 9, 2021, April 6, 2021 (Item 1.01 only), April 12, 2021, and April 26, 2021.

•	our Registration Statements on Form 8-A12B filed on April 10, 2002 and December 2, 2013, including any amendment or reports filed under the Exchange Act for the purpose of updating such Registration Statement.

We also incorporate by reference any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and after the date of the initial registration statement and prior to effectiveness of the registration statement but prior to the termination of the offering (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such request may be directed to:

Lannett Company, Inc.

9000 State Road

Philadelphia, Pennsylvania 19136

(215) 333-9000

Attention: Chief Financial Officer

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain or incorporate by reference all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All of the amounts shown are estimates, except for the registration fee.

Securities and Exchange Commission registration fee	$4,047
Accounting fees and expenses	15,000
Legal fees and expenses	50,000
Miscellaneous expenses	1,000
Total	$70,047

Item 15. Indemnification of Directors and Officers

Our certificate of incorporation and our bylaws provide that we indemnify our directors, officers, employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Pursuant to Section 102 of the DGCL, a director's liability is not eliminated (1) for a breach of such director's duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (4) for any transaction from which such director derived an improper personal benefit.

We believe that the indemnification provisions contained in our certificate of incorporation and our bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate a directors' or officers' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. The indemnification provisions also do not affect a director's responsibilities under any other law, such as federal securities laws or state or federal environmental laws.

If we fail to pay in full a claim for indemnification within 30 days, then the person claiming an indemnification right may bring suit to enforce the indemnification claim. We must prove the person claiming indemnification has failed to meet the standards of conduct that make it permissible under the DGCL for us to indemnify such person.

At present, there is no pending litigation or proceeding involving any of our executive officers or directors to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.

Item 16. Exhibits

3.1	Certificate of Incorporation of the Company, as amended(1)
3.2	Amended and Restated Bylaws of the Company(2)
4.1	Specimen Certificate for Common Stock(3)
4.2	Form of Warrant to Purchase Common Stock(4)
4.3	Registration Rights Agreement, dated as of April 22, 2021, by and among the Company, Deerfield Partners, L.P., Deerfield Private Design Fund III, L.P. and BPC Lending II LLC(5)
5.1	Opinion of Fox Rothschild LLP
10.1	Amended and Restated Exchange Agreement dated April 8, 2021, among the Company and the participating lenders party thereto(6)
10.2	Second Lien Credit and Guaranty Agreement, dated as of April 22, 2021, among the Company, the guarantors party thereto, the lenders from time to time party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent(7)
10.3	Second Lien Pledge and Security Agreement, dated as of April 22, 2021, made by the Company and certain of its subsidiaries from time to time party thereto, in favor of Alter Domus (US) LLC, as collateral agent and administrative agent(8)
23.1	Consent of Grant Thornton LLP Independent Registered Public Accounting Firm
23.2	Consent of Fox Rothschild LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)

(1)	Incorporated by reference to the exhibit 3.5 to the Annual Report on Form 10-K for the fiscal year ended June 30, 2014

(2)	Incorporated by reference to exhibit 3.8 to the Current Report on Form 8-K filed by the registrant on July 9, 2015

(3)	Incorporated by reference to exhibit 4(a) to Form 8 filed by the registrant on April 27, 1993

(4)	Incorporated by reference to exhibit 10.82 to the Current Report on Form 8-K filed by the registrant on April 26, 2021

(5)	Incorporated by reference to exhibit 10.83 to the Current Report on Form 8-K filed by the registrant on April 26, 2021

(6)	Incorporated by reference to exhibit 10.80 to the Current Report on Form 8-K filed by the registrant on April 12, 2021

(7)	Incorporated by reference to exhibit 10.81 to the Current Report on Form 8-K filed by the registrant on April 26, 2021

(8)	Incorporated by reference to exhibit 10.85 to the Current Report on Form 8-K filed by the registrant on April 26, 2021

Item 17. Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 7th day of May, 2021.

Lannett Company, Inc.

By:	/s/ Timothy C. Crew Timothy C. Crew Chief Executive Officer

By:	/s/ John Kozlowski John Kozlowski Vice President of Finance and Chief Financial Officer and Principal Accounting Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy C. Crew and John Kozlowski, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this registration statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite their name.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:	Signature:

May 7, 2021	/s/ Patrick G. LePore Patrick G. LePore Director, Chairman of the Board of Directors
May 7, 2021	/s/ Timothy C. Crew Timothy C. Crew Director, Chief Executive Officer
May 7, 2021	/s David Drabik David Drabik Director
May 7, 2021	/s/ Paul Taveira Paul Taveira Director
May 7, 2021	/s/ Melissa Rewolinksi Melissa Rewolinski Director
May 7, 2021	/s/ John C. Chapman John C. Chapman Director
May 7, 2021	/s/ Jeffrey Farber Jeffrey Farber Director

II-4